CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference of our report included in this Form 10-K, into Specialized Health Products International, Inc.'s previously filed Registration Statement on Form S-3 File No. 333-50481.


ARTHUR ANDERSEN LLP

Salt Lake City, Utah
    April 14, 1999